Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Co-Diagnostics, Inc.

Salt Lake City, Utah

We hereby consent to the incorporation by reference in this Registration Statement of our report dated March 27, 2025, relating to the consolidated financial statements of Co-Diagnostics, Inc., and subsidiaries (collectively, the Company), as of December 31, 2024 and 2023 and for each of the years then ended, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2024.

Salt Lake City, Utah

January 21, 2026